As filed with the Securities and Exchange Commission on February 5, 2016

Registration No. 333-202409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ArcelorMittal

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

24-26 boulevard d’Avranches

L-1160 Luxembourg

Grand Duchy of Luxembourg

Telephone: (352) 4792-3746

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marc Jeske, Esq.

ArcelorMittal USA Holdings II LLC

1 South Dearborn Street, 19th Floor

Chicago, IL 60603-9888

United States

Telephone: (1) 312 899 3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Brinitzer, Esq. Cleary Gottlieb Steen & Hamilton LLP 12, rue de Tilsitt 75008 Paris France (33) 1 40 74 68 00	John Banes, Esq. Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom (44) 20 7418 1300

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)
Ordinary Shares(3)	-	-
Rights to Purchase Ordinary Shares	-	-

(1)	An indeterminate amount of securities as may be offered at indeterminate prices are being registered.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).
(3)	Also includes such indeterminate amounts of Ordinary Shares as may be issued upon the exercise of rights to purchase Ordinary Shares.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-202409) is being filed by ArcelorMittal for the purposes of (i) registering as a separate class of securities hereunder rights to purchase ordinary shares of ArcelorMittal, (ii) filing a prospectus relating to the ordinary shares of ArcelorMittal and the rights to purchase such ordinary shares, to be issued from time to time by ArcelorMittal and (iii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the existing prospectus dated March 2, 2015 relating to ordinary shares and other securities to be issued from time to time by ArcelorMittal, which remains a part of the Registration Statement, and therefore it is omitted from this filing. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

Ordinary Shares

Rights to Purchase Ordinary Shares

This prospectus may be used to offer ordinary shares of ArcelorMittal and rights to purchase such ordinary shares, which we collectively refer to as the “securities.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities being offered and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any selling security holders, underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 5, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. Under this shelf process, the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the terms of those securities and their offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take any responsibility for any other information that others may give you.

ArcelorMittal is not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This document may only be used where it is legal to sell these securities.

You should not assume that the information contained or incorporated by reference in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus. ArcelorMittal’s business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 20-F for the year ended December 31, 2014 (File No. 001-35788), which we filed on February 24, 2015, except for Item 18, which was amended and filed on February 26, 2015, and is referred to as our “2014 Form 20-F,” and which includes the audited consolidated financial statements of ArcelorMittal and its consolidated subsidiaries, including the consolidated statements of financial position as of December 31, 2013 and 2014, and the consolidated statements of operations, other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2012, 2013 and 2014 (the “ArcelorMittal Consolidated Financial Statements”). We also incorporate by reference the following reports furnished by us on Form 6-K and available on the SEC website:

•	Report on Form 6-K furnished on August 3, 2015, incorporating the First Half 2015 MD&A and the ArcelorMittal Condensed Consolidated Financial Statements as of and for the six months ended June 30, 2015; and

•	Report on Form 6-K furnished on February 5, 2016, incorporating the earnings release of ArcelorMittal for the fiscal year ended December 31, 2015, the table which sets out the consolidated capitalization and indebtedness of ArcelorMittal at June 30, 2015 and certain other recent developments.

We also incorporate by reference into this prospectus any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act of 1934, as amended (which is referred to as the “Exchange Act”), before the termination of the offering, and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC before the termination of the offering.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at ArcelorMittal USA LLC, 1 South Dearborn Street, 19th Floor, Chicago, IL 60603, Attention: Ms. Lisa M. Fortuna, Manager, Investor Relations, telephone number: (312)  899-3985.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet on the SEC’s website at www.sec.gov and on our web site at www.arcelormittal.com. The references above to our website and the website of the SEC are inactive textual references to the uniform resource locator (URL) and are for your reference only.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, and the related prospectus supplement contain forward-looking statements based on estimates and assumptions. This prospectus and the related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements concerning the business, future financial condition, results of operations and prospects of ArcelorMittal, including its subsidiaries. These statements usually contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, you should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although it is believed that the expectations reflected in these forward-looking statements are reasonable, there is no assurance that the actual results or developments anticipated will be realized or, even if realized, that they will have the expected effects on the business, financial condition, results of operations or prospects of ArcelorMittal.

These forward-looking statements speak only as of the date on which the statements were made, and no obligation has been undertaken to publicly update or revise any forward-looking statements made in this prospectus, the related prospectus supplement or elsewhere as a result of new information, future events or otherwise, except as required by applicable laws and regulations. A detailed discussion of the principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of the 2014 Form 20-F (Part I, Item 3D). The Company undertakes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

PRESENTATION OF CERTAIN INFORMATION

Definitions and Terminology

Unless indicated otherwise, or the context otherwise requires, references in this prospectus and related prospectus supplement to “ArcelorMittal,” “we,” “us,” “our” and “the Company” or similar terms are to ArcelorMittal, formerly known as Mittal Steel Company N.V. (“Mittal Steel”).

Market Information

This prospectus (including the documents incorporated by reference herein) and any related prospectus supplement include industry data and projections about our markets obtained from industry surveys, market research, publicly available information and industry publications. Statements on ArcelorMittal’s competitive position contained in this prospectus are based primarily on public sources including, but not limited to, publications of the World Steel Association. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. We have not independently verified this data or determined the reasonableness of such assumptions. In addition, in many cases we have made statements in this prospectus (and may make statements in any related prospectus supplement) regarding our industry and our position in the industry based on internal surveys, industry forecasts and market research, as well as our own experience. While these statements are believed to be reliable, they have not been independently verified.

ARCELORMITTAL

ArcelorMittal is the world’s largest and most global steel producer and a significant producer of iron ore and coal with production of 47.8 million tonnes of crude steel and, from own mines and strategic contracts, 31.9 million tonnes of iron ore and 3.1 million tonnes of coal in the first six months of 2015 as compared to 93.1 million tonnes of crude steel and, from own mines and strategic contracts, 77.0 million tonnes of iron ore and 7.70 million tonnes of coal in 2014. ArcelorMittal had sales of $34.0 billion and steel shipments of 43.8 million tonnes for the six months ended June 30, 2015 as compared to sales of $79.3 billion and steel shipments of 85.1 million tonnes for the year ended December 31, 2014. As of June 30, 2015, ArcelorMittal had approximately 219,000 employees.

ArcelorMittal is the largest steel producer in the Americas, Africa, and Europe and is the sixth largest steel producer in the Commonwealth of Independent States region.

ArcelorMittal has steel-making operations in 19 countries on four continents, including 56 integrated and mini-mill steel-making facilities. ArcelorMittal’s steel-making operations have a high degree of geographic diversification. In 2014, approximately 38% of its crude steel was produced in the Americas, approximately 47% was produced in Europe and approximately 15% was produced in other countries, such as Kazakhstan, South Africa and Ukraine. In addition, ArcelorMittal’s sales of steel products are spread over both developed and developing markets, which have different consumption characteristics. ArcelorMittal’s mining operations, present in North and South America, Africa, Europe and the CIS region, are integrated with its global steel-making facilities and are important producers of iron ore and coal in their own right.

ArcelorMittal produces a broad range of high-quality finished and semi-finished steel products. Specifically, ArcelorMittal produces flat steel products, including sheet and plate, and long steel products, including bars, rods and structural shapes. In addition, ArcelorMittal produces pipes and tubes for various applications. ArcelorMittal sells its steel products primarily in local markets and through its centralized marketing organization to a diverse range of customers in approximately 170 countries, including the automotive, appliance, engineering, construction and machinery industries. The Company also produces various types of mining products including iron ore lump, fines, concentrate and sinter feed, as well as coking, pulverized coal injection and thermal coal.

As a global steel producer, the Company is able to meet the needs of different markets. Steel consumption and product requirements clearly differ between developed markets and developing markets. Steel consumption in developed economies is weighted towards flat products and a higher value-added mix, while developing markets utilize a higher proportion of long products and commodity grades. To meet these diverse needs, the Company maintains a high degree of product diversification and seeks opportunities to increase the proportion of higher value-added products in its product mix.

USE OF PROCEEDS

The use of proceeds from the sale of securities will be specified in the accompanying prospectus supplement relating to a particular offering.

DESCRIPTION OF ORDINARY SHARES

This prospectus may be used to offer our ordinary shares or ordinary shares underlying any rights to purchase ordinary shares that we may offer.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions.

The description of the ordinary shares of ArcelorMittal is discussed in detail in the 2014 Form 20-F, including under “Item 10.A—Additional Information—Share Capital” and “Item 10.B—Additional Information—Memorandum and Articles of Association.”

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

We may offer rights to purchase ordinary shares of ArcelorMittal, which we refer to as “rights”. The applicable prospectus supplement will describe the specific terms of any such rights offering, including, as applicable:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the number of rights issued;

•	any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the record date, if any, to determine who is entitled to the rights;

•	the period during which rights may be exercised;

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	if applicable, a discussion of the material U.S. federal and Luxembourg income tax considerations applicable to the issuance of the rights.

If we determine to make appropriate arrangements for rights trading, persons other than our shareholders may acquire rights as described in the prospectus supplement. We may determine to offer rights to our shareholders only or additionally to other persons as described in the applicable prospectus supplement. In the event rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement, the validity of the ordinary shares of ArcelorMittal and the due authorization of the issuance of the securities under Luxembourg law will be passed upon for ArcelorMittal by Elvinger, Hoss & Prussen, its Luxembourg counsel, and for the underwriters by Linklaters LLP. Certain matters with respect to United States federal and New York law will be passed upon for ArcelorMittal by Cleary Gottlieb Steen & Hamilton LLP, its United States counsel, and for the underwriters by Davis Polk & Wardwell London LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s annual report on Form 20-F and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte Audit S.à.r.l., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Articles of Association of ArcelorMittal provide that ArcelorMittal will, to the broadest extent permitted by Luxembourg law, indemnify every director and every member of the management board as well as every former director or member of the management board for fees, costs and expenses reasonably incurred in the defense or resolution (including a settlement) of all legal actions or proceedings, whether civil, criminal or administrative, he or she has been involved in his or her role as former or current director or member of the management board of ArcelorMittal.

The right to indemnification does not exist in the case of gross negligence, fraud, fraudulent inducement, dishonesty or for a criminal offense, or if it is ultimately determined that the director or member of the management board has not acted honestly, in good faith and with the reasonable belief that he or she was acting in the best interests of ArcelorMittal.

Item 9. Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to debt securities.(1)

1.2	Form of Underwriting Agreement relating to ordinary shares.(2)

1.3	Form of Underwriting Agreement relating to rights.(2)

4.1	Senior Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator (filed as Exhibit 4.1 to the report on Form 6-K filed on June 1, 2015 (file No. 333-146371) and incorporated by reference herein).

4.11	First Supplemental Indenture dated June 1, 2015 among ArcelorMittal, Wilmington Trust, National Association and Citibank, N.A. (filed as Exhibit 4.1 to the report on Form 6-K filed on June 1, 2015 (file No. 333-146371) and incorporated by reference herein).

4.2	Form of debt securities for ArcelorMittal relating thereto (included in Exhibit 4.1).

4.3	Subordinated Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, dated January 16, 2013 (filed as Exhibit 4.1 of the report on Form 6-K filed on January 16, 2013 (file No. 001-35788) and incorporated by reference herein).

4.4	Form of subordinated debt securities for ArcelorMittal relating thereto (included in Exhibit 4.3).

4.5	Amended and Restated Articles of Association of ArcelorMittal dated January 20, 2016.

5.1	Opinion of Elvinger, Hoss & Prussen as to the validity of the ordinary shares and debt securities under Luxembourg law.(1)

5.12	Opinion of Elvinger, Hoss & Prussen as to the validity of the rights under Luxembourg law.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities under New York law.(1)

23.1	Consent of Deloitte Audit S.à.r.l.

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Exhibit Number	Description of Document

23.2	Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 and Exhibit 5.12 above).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2 above).(1)

23.4	Consent of Cardno, Inc.

23.5	Consent of SRK Consulting (UK) Limited.

23.6	Consent of RPA Inc.

24.1	Powers of Attorney.(1)

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibits 4.1 and 4.3 above.(1)

(1)	Previously filed with the ArcelorMittal Registration Statement on Form F-3 on March 2, 2015.
(2)	To be filed by amendment or incorporated by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

5.	That, for the purpose of determining liability under the Securities Act to any purchaser,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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7.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.	In the event that subscription rights to subscribe for ordinary shares are offered to existing shareholders and any rights not taken by shareholders are reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

9.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES OF ARCELORMITTAL

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on February 5, 2016.

ARCELORMITTAL

By:	/s/ H.J. Scheffer
Name:	H.J. Scheffer
Title:	Company Secretary

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of ArcelorMittal on this 5th day of February 2016.

Signature	Title

* Lakshmi N. Mittal	Chief Executive Officer, Director and Chairman of the Board of Directors

* Aditya Mittal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Vanisha Mittal Bhatia	Director

Narayanan Vaghul	Director

Wilbur L. Ross, Jr.	Director

Lewis B. Kaden	Director

* Suzanne P. Nimocks	Director

/s/ Jeannot Krecké Jeannot Krecké	Director

* Antoine Spillmann	Director

* Bruno Lafont	Director

* Michel Wurth	Director

* Tye Burt	Director

Karyn Ovelmen	Director

*By:	/s/ H.J. Scheffer	Attorney-in-fact
H.J. Scheffer

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Signature of Authorized Representative of ArcelorMittal

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ArcelorMittal, has signed this registration statement in the City of Chicago, State of Illinois, on February 5, 2016.

Signature	Title

/s/ Marc Jeske	Authorized Representative in the United States Assoc. GC/Asst. Secretary
Marc Jeske

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to debt securities.(1)

1.2	Form of Underwriting Agreement relating to ordinary shares.(2)

1.3	Form of Underwriting Agreement relating to rights.(2)

4.1	Senior Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator (filed as Exhibit 4.1 to the report on Form 6-K filed on June 1, 2015 (file No. 333-146371) and incorporated by reference herein).

4.11	First Supplemental Indenture dated June 1, 2015 among ArcelorMittal, Wilmington Trust, National Association and Citibank, N.A. (filed as Exhibit 4.1 to the report on Form 6-K filed on June 1, 2015 (file No. 333-146371) and incorporated by reference herein).

4.2	Form of debt securities for ArcelorMittal relating thereto (included in Exhibit 4.1).

4.3	Subordinated Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, dated January 16, 2013 (filed as Exhibit 4.1 of the report on Form 6-K filed on January 16, 2013 (file No. 001-35788) and incorporated by reference herein).

4.4	Form of subordinated debt securities for ArcelorMittal relating thereto (included in Exhibit 4.3).

4.5	Amended and Restated Articles of Association of ArcelorMittal dated January 20, 2016.

5.1	Opinion of Elvinger, Hoss & Prussen as to the validity of the ordinary shares and debt securities under Luxembourg law.(1)

5.12	Opinion of Elvinger, Hoss & Prussen as to the validity of the rights under Luxembourg law.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities under New York law.(1)

23.1	Consent of Deloitte Audit S.à.r.l.

23.2	Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1 and Exhibit 5.12 above).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2 above).(1)

23.4	Consent of Cardno, Inc.

23.5	Consent of SRK Consulting (UK) Limited.

23.6	Consent of RPA Inc.

24.1	Powers of Attorney.(1)

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibits 4.1 and 4.3 above.(1)

(1)	Previously filed with the ArcelorMittal Registration Statement on Form F-3 on March 2, 2015.
(2)	To be filed by amendment or incorporated by reference.

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